UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 8, 2025

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Corvus Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	001-37719	46-4670809
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

901 Gateway Boulevard, Third Floor	94080
South San Francisco, California
(Address of principal executive offices)	(Zip Code)

(Registrant's telephone number, including area code): (650) 900-4520

Former name or former address, if changed since last report: Not applicable

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.0001 per share	CRVS	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

On May 8, 2025, Corvus Pharmaceuticals, Inc. (the “Company” or “Corvus”) issued a press release regarding, among other matters, its financial results for the three months ended March 31, 2025 and its financial position as of March 31, 2025 and provided a business update. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

The information in this Item 2.02 of this Form 8-K and the Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, or incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 7.01. Regulation FD Disclosure.

On May 8, 2025, the Company issued the press release furnished as Exhibit 99.2 hereto.

The information in this Item 7.01 of this Form 8-K and the Exhibit 99.2 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section, or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01. Other Events.

On May 8, 2025, the Company announced interim new data from the randomized, double-blind, placebo-controlled Phase 1 clinical trial evaluating soquelitinib in patients with moderate to severe atopic dermatitis. The data demonstrated a favorable safety and efficacy profile, including earlier and deeper responses in cohort 3 (200 mg twice per day, total daily dose 400 mg) compared to cohorts 1 and 2 (100 mg twice per day and 200 mg once per day, total daily dose 200 mg). Overall, all three cohorts showed significant responses in the soquelitinib treatment groups compared to placebo for clinically significant endpoints of EASI (Eczema Area and Severity Index) 75 and IGA (Investigator Global Assessment) 0 or 1.

Soquelitinib Interim Data from the Atopic Dermatitis Phase 1 Clinical Trial

As of May 6, 2025, enrollment into cohorts 1, 2 and 3 has been completed for a total of 48 patients. The data covers 32 patients receiving soquelitinib and 12 placebos with 28-day follow-up, and four additional patients receiving soquelitinib with 15-day follow-up from cohort 3. These four patients have not yet completed the 28-day treatment course.

Baseline patient characteristics are shown below in Table 1. Patients enrolled in cohort 3 had more severe disease with higher mean baseline EASI scores compared to cohorts 1 and 2. A higher proportion also failed prior systemic therapies. Across all cohorts, the mean EASI scores are 22.3 and 21.2 for active and placebo, respectively. Placebo (n=12) and active (n=36) treatment groups were well-balanced with regard to baseline characteristics.

Table 1: Patient Characteristics

The percent reduction in mean EASI scores at 28 days for the combined cohort 1 and 2 group was 54.6% for patients receiving soquelitinib and 30.6% for patients receiving placebo. In cohort 3, the percent reduction in mean EASI score at 28 days was 71.1% for patients receiving soquelitinib and 42.1% for patients receiving placebo.

Figure 1 below shows the percent of patients that achieved IGA 0 or 1 or EASI 75 at day 28 of treatment. The placebo patients from cohort 1 (n=4), cohort 2 (n=4) and cohort 3 (n=4) are combined, with no placebo patients achieving IGA 0 or 1 or EASI 75. IGA 0 or 1 and EASI 75 have been determined by the U.S. Food and Drug Administration (FDA) to be clinically meaningful and approvable endpoints and have been the endpoints used in clinical trials for other FDA approved treatments for atopic dermatitis.

Figure 1: Percent Patients Achieving Endpoints IGA 0 or 1, EASI 75 at Day 28 of Treatment

The graphs below (Figures 2 and 3) show the kinetics of response for each of the cohorts and for the combined cohorts 1, 2 and 3. The placebo patients (n=12) are combined in both graphs. Separation of the curves for patients receiving active drug began at day 15 and increased by day 28 for cohorts 1 and 2. Cohort 3 patients experienced earlier and deeper separation from placebo starting by day 8. The combined soquelitinib treatment group is significantly superior to placebo at day 28, p=0.03.

Figure 2: Percent Reduction in Mean EASI Score for Cohorts 1, 2 and 3. Mean percent change in EASI score over time is shown. Treatment beginning is designated “Baseline” and days post-baseline are shown. Screening to baseline data is shown and demonstrates relative disease stability. The study blinding remains in effect for the entire 58-day period. Numbers at the top of the graphs indicate numbers of patients evaluated at the various time points.

Figure 3: Percent Reduction in Mean EASI Score for Combined Cohorts 1, 2 and 3. The data is displayed below with cohorts combined. Four active patients in cohort 3 have not yet reached day 28 of treatment.

Safety Data

Soquelitinib was well tolerated, with no dose limiting toxicities (DLTs) and no clinically significant laboratory abnormalities observed in any of the cohorts. No interruption of drug dosing was seen in any of the cohorts. Grade 1/2 adverse events (treatment related and unrelated) were seen in 33.3% of patients receiving soquelitinib and 25% receiving placebo. Only one treatment related adverse event of grade 1 nausea was reported with soquelitinib treatment.

Serum Cytokine and Other Biomarker Studies

As reported previously, relationships between reductions in certain cytokines with improvement in EASI scores were observed. Reductions in serum cytokine levels were seen for IL-5, IL-9, IL-17, IL-31, IL-33, TSLP and TARC. Differences between responding and non-responding patients were found, while no such relationships were seen in the placebo group. Increasing trends were seen in numbers of circulating T regulatory cells, consistent with the presumed mechanism of action of soquelitinib.

Soquelitinib Atopic Dermatitis Phase 1 Clinical Trial Design and Protocol Update

The randomized, double-blind, placebo-controlled Phase 1 clinical trial was designed to enroll 64 patients with moderate to severe atopic dermatitis that previously failed one prior topical or systemic therapy. Patients were planned to be enrolled into one of four dosing cohorts in a 3:1 ratio (12 active and four placebo) to receive either soquelitinib or placebo. The cohorts are sequentially enrolled and will examine 100 mg orally twice per day, 200 mg orally once per day, 200 mg orally twice per day and 400 mg orally once per day. Patients are treated for 28 days and are then followed for an additional 30 days with no therapy. The Company amended the clinical trial protocol to replace cohort 4 (400 mg once per day) with 24 patients randomized 1:1 between active and placebo. Treatment for this group will be extended to 8 weeks with additional 30-day follow-up with no treatment. The dose level for this group is planned to be the same as cohort 3 – 200 mg orally twice per day.

These doses were selected based on the Company’s prior experience evaluating soquelitinib in T cell lymphoma patients. The doses in the atopic dermatitis trial studied in cohorts 1 and 2 are lower than the 200 mg orally twice a day dosing regimen (same dose as cohort 3 of the atopic dermatitis trial), which is the level that has been shown to provide complete ITK occupancy and that is being evaluated in the Company’s ongoing registrational Phase 3 clinical trial of soquelitinib in peripheral T cell lymphoma.

The primary endpoints include safety and tolerability. Efficacy, measured by improvement in EASI score and IGA, are secondary endpoints. Reduction in itch and various cytokine biomarkers are exploratory endpoints. EASI scores are also evaluated by the percent of patients that achieve a specified percent reduction in EASI score – EASI 50 for patients that achieved a 50% reduction; EASI 75 for a 75% reduction; and EASI 90 for a 90% reduction. Corvus and a data monitoring committee monitor the data from the trial as the trial progresses.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, including statements related to the potential safety and efficacy of soquelitinib and the Company’s conduct of and monitoring of data from clinical trials. All statements other than statements of historical fact contained in this Current Report on Form 8-K are forward-looking statements. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may” or similar expressions. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control. The Company’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in the Company’s Quarterly Report on Form 10-Q for the first quarter ended March 31, 2025, filed with the Securities and Exchange Commission on or about the date hereof, as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: the Company’s ability to demonstrate sufficient evidence of efficacy and safety in its clinical trials of its product candidates; the accuracy of the Company’s estimates relating to its ability to initiate and/or complete preclinical studies and clinical trials and release data from such studies and clinical trials; the results of preclinical studies and interim data from clinical trials not being predictive of future results; the Company’s ability to enroll sufficient numbers of patients in its clinical trials; the unpredictability of the regulatory process; regulatory developments in the United States and foreign countries; the costs of clinical trials may exceed expectations; and the Company’s ability to raise additional capital. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee that the events and circumstances reflected in the forward-looking statements will be achieved or occur, and the timing of events and circumstances and actual results could differ materially from those projected in the forward-looking statements. Accordingly, you should not place undue reliance on these forward-looking statements. All such statements speak only as of the date made, and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press release of Corvus Pharmaceuticals, Inc. regarding first quarter financial results dated May 8, 2025.
99.2	Press release of Corvus Pharmaceuticals, Inc. regarding data from Phase 1 clinical trial of soquelitinib for atopic dermatitis dated May 8, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Corvus Pharmaceuticals, Inc.

Date: May 8, 2025	By:	/s/ Leiv Lea
Leiv Lea
Chief Financial Officer